Exhibit 99.1

Excelerate Energy Reports Preliminary Estimated Q1 2025 Results

The Woodlands, TX, April 21, 2025 – Excelerate Energy, Inc. (NYSE: EE) (Excelerate or the Company) today reported preliminary estimated financial results for the first quarter ended March 31, 2025.

PRELIMINARY ESTIMATED Q1 2025 FINANCIAL RESULTS

•	Income before taxes expected to be in the range of $52-59 million for the first quarter

•	Adjusted EBITDA expected to be in the range of $96-101 million for the first quarter

•

Cash and cash equivalents expected to be between $600-620 million as of March 31, 2025, which does not include approximately $175.5 million of net proceeds received on April 2, 2025 from the Company’s public offering of Class A common stock

•	All $350 million of the Revolving Credit Facility was undrawn and available for borrowing as of March 31, 2025

CFO COMMENT

Dana Armstrong, Executive Vice President and CFO of Excelerate, commented, “We are pleased to report that Excelerate is expected to deliver another quarter of robust earnings results. Our strong first quarter performance, based on our preliminary results, is a testament to the effective execution of our strategy and our continued focus on cost management across the fleet. Additionally, we are excited about our recently announced acquisition of an integrated LNG and power platform in Jamaica. We expect this strategic transaction will expand and diversify our global presence, while increasing our earnings and enhancing our operating cash flow. We remain steadfast in our commitment to improving returns for our shareholders through our disciplined approach to capital allocation and our relentless focus on near-term value creation.”

USE OF NON-GAAP FINANCIAL MEASURE

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release is the non-GAAP measure of Adjusted EBITDA, which is designed to supplement, and not be a substitute for, Excelerate’s financial information presented in accordance with U.S GAAP. We believe Adjusted EBITDA is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. This definition may differ from other similar measures presented by other companies.

With respect to our preliminary financial results, Excelerate believes income before income taxes is an appropriate measure for the reconciliation given that it has not completed the financial close process for the three months ended March 31, 2025, and has not had adequate time to complete its quarter-end tax accounting procedures. Accordingly, there is a higher degree of complexity and lower visibility with respect to income tax accounting effects on its preliminary results for the three months ended March 31, 2025, including the need to adjust (or re-measure) deferred tax assets and liabilities, as well as evaluate the need for a valuation allowance for the three months ended March 31, 2025. Excelerate does not yet have the necessary information available, prepared, or analyzed to develop a reasonable estimate of the tax provisions for the three months ended March 31, 2025. Accordingly, it does not believe that a presentation or estimate based on currently available information would be meaningful to users of its financial statements or material to an understanding of its financial results.

The following table presents a reconciliation of income before income taxes to Adjusted EBITDA for the three months ended March 31, 2025.

	Preliminary Estimated Three Months Ended March 31, 2025
(In thousands) (Unaudited)	Low	High
Income before income taxes	$52,000	$59,000
Interest expense	14,900	14,000
Depreciation and amortization expense	22,000	21,000
Accretion expense	600	500
Long-term incentive compensation expense	2,000	3,000
Transaction expenses	4,500	3,500

Adjusted EBITDA	$96,000	$101,000

ABOUT EXCELERATE ENERGY, INC.

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with the objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of services across the LNG value chain. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, London, Rio de Janeiro, Singapore, and Washington, DC.

CAUTIONARY STATEMENTS REGARDING PRELIMINARY FINANCIAL RESULTS

The preliminary expected financial results for the quarter ended March 31, 2025 included in this release have been prepared by, and are the responsibility of, our management, and not our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The preliminary estimated results presented above are not a comprehensive statement of our financial results for the three months ended March 31, 2025, and our actual results may differ materially from this preliminary estimated data. In addition, PwC has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. We are continuing to review our preliminary financial results for the three months ended March 31, 2025, and our actual results may differ materially from these estimates because of final adjustments, the completion of our and PwC’s review procedures and other developments after the date of this release. In addition, these preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and are not indicative of the results to be achieved for any future period. Important factors that could cause actual results to differ from our preliminary estimates are set forth in our “Risk Factors” set forth in our Annual Report on Form 10-K and the “Forward-Looking Statements” section below. Investors should not place undue reliance on these estimates, and these preliminary results may not be indicative of future results.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our expected financial results for the three months ended March 31, 2025 and statements regarding the pending acquisition of New Fortress Energy, Inc.’s business in Jamaica (the “Pending Acquisition”), including expected benefits from the Pending Transaction, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “preliminary,” “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10-K for the year ended December 31, 2024, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: the price and availability of financing; our ability to fund and close the Pending Acquisition; the anticipated timing and terms of the Pending Acquisition; our ability to realize the anticipated benefits of the Pending Acquisition; our ability to manage the risks of the Pending Acquisition; unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for liquefied natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our floating storage and regasification units (“FSRUs”) and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our vessels; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Investors

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